UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018

LIBERTY TAX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification No.)

1716 Corporate Landing Parkway, Virginia Beach, Virginia (Address of principal executive offices)	23454 (Zip Code)

Registrant’s telephone number, including area code: (757) 493-8855

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Liberty Tax, Inc. (the “Company”), dated February 21, 2018 and filed on February 21, 2018 (the “Original Form 8-K”). This Form 8-K/A is being filed to provide updated information on the resignation of a director of the Company, and amends Item 5.02 of the Original Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Original Form 8-K, on February 21, 2018 Ross Longfield submitted his resignation from the Board of Directors (the “Board”) of the Company, effective March 21, 2018.

Subsequently, on March 19, 2018, Mr. Longfield advised the Board that he had decided to remain as a member of the Board until such time as a special meeting of the Company’s shareholders is called and a slate of new Class A directors are duly elected. In his letter, Mr. Longfield indicated that after participating in the committee and Board meetings held in the week prior to March 19, 2018, and upon learning of the extension of time granted to the Company to regain compliance with Nasdaq listing requirements, he believes that he can best serve the Company and its shareholders by remaining on the Board until a special meeting of shareholders and election of new Class A directors. The foregoing description of Mr. Longfield’s letter is qualified in its entirety by reference to the full text of the letter, a copy of which is filed herewith as Exhibit 17.1 and is incorporated herein by reference.

Mr. Longfield currently serves as chair of the Nominating and Corporate Governance and Risk Committees of the Board and is a member of the Audit and Compensation Committees of the Board.

The election of Class A directors at a special meeting of shareholders referred to in Mr. Longfield’s March 19, 2018 letter relates to the future nomination and election of directors by the holders of the Class A Common Stock and the Special Voting Preferred Stock to fill four vacancies on the Board resulting from the resignations of John Garel, Steve Ibbotson, George Robson and Mr. Longfield. As previously reported in the Company’s Form 8-K dated March 15, 2018 and filed on March 16, 2018, Nasdaq notified the Company on March 15, 2018 that it had granted the Company an extension of time until May 31, 2018 to elect directors that satisfy the independence and other requirements of Nasdaq Listing Rule 5605(c)(2)(A) relating to membership on the Audit Committee of the Board.  Subject to the occurrence of circumstances beyond its control, the Company expects to hold a special meeting of shareholders to elect four directors to fill the vacancies on the Board on or before May 31, 2018.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
17.1	Letter from Ross Longfield, dated March 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: March 22, 2018	By:	/s/ Nicholas Bates
Nicholas Bates
Chief Financial Officer